EXHIBIT 99.1

Carter's, Inc. Appoints Douglas C. Palladini as Chief Executive Officer
ATLANTA, March 26, 2025 – Carter’s, Inc. (NYSE: CRI) (the “Company”), the leading company in North America focused exclusively on apparel for babies and young children, today announced that Douglas C. Palladini has been appointed Chief Executive Officer and President and as a member of the Board of Directors, effective April 3, 2025.
Mr. Palladini brings more than three decades of senior leadership experience with an emphasis on brand and direct-to-consumer strategies. He previously served as Global Brand President of Vans, a division of V.F. Corporation, where he more than doubled global revenue to over $4.2 billion in less than six years, while also growing profitability and brand equity. Mr. Palladini achieved these results within Vans’ fleet of retail stores globally while meaningfully boosting eCommerce sales across all geographic regions. While leading Vans, he also expanded product assortment in more than 100 countries by creating and leveraging a strategic framework of disciplined choices, elevating apparel and accessories to almost 20 percent of sales, driving footwear newness beyond iconic classics styles, and building brand loyalty around the world.
Mr. Palladini brings the skills and vision needed to expand Carter’s direct to consumer and wholesale businesses, drive consumer loyalty, enhance competitiveness, and extend international reach. Under his leadership, Carter’s will continue to prioritize innovation and customer engagement to strengthen its connection with families with young children worldwide.
“After a comprehensive search, we are thrilled to appoint Doug Palladini as CEO of Carter’s,” said William J. Montgoris, Non-Executive Chairman of the Board. “Doug’s remarkable track record of growing brands, his deep understanding of consumer-driven strategies, and his expertise in creating global brand connections will be invaluable as we continue to build upon Carter’s strong foundation. Under Doug’s leadership, Carter’s will continue to innovate, strengthen our unique, multi-channel business model, and stay true to our mission of providing high-quality, affordable apparel for young children.”
“Carter’s is a storied company with a powerful legacy and iconic brands that have long been trusted by families with young children for its quality, value, and style,” said Mr. Palladini. “I am eager to continue to advance the important work underway in our retail and wholesale businesses, further build upon Carter’s brand equity, and create lasting connections with our customers through accelerated relevance, inspiring products, and meaningful storytelling.”
About Douglas C. Palladini
Mr. Palladini most recently served as Founder and Owner of Kickstand, LLC, a consulting firm specializing in brand strategy, executive coaching, and organizational design. He previously spent nearly 20 years at V.F. Corporation. While serving as Global Brand President of Vans, Mr. Palladini led and mentored an executive team of functional and regional leaders and served on the Executive Leadership Team of V.F. Corporation. Prior to that, he was General Manager, Americas Region for Vans, including overseeing operations across North, Central and South America, from July 2013 to July 2016. During that time, Mr. Palladini led Vans to 20 consecutive quarters of double-digit growth as the P&L leader for the Americas region. Earlier in his career, Mr. Palladini served in a variety of entrepreneurial, marketing and publishing roles as founder and director of Cynic (a DGWB division), Chief Operating Officer of Swell, and Group Publisher of EMAP Peterson. In each of these roles he significantly accelerated revenue and improved profitability. Mr. Palladini will be relocating from California to the Company’s global headquarters in Atlanta, Georgia.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold through over 1,000 Company-operated stores in the United States, Canada, and Mexico, and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of young children’s apparel to the largest retailers in North America. Its brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. The Company also owns Little Planet, a brand focused on organic fabrics and sustainable materials, and Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward-Looking Statements
Statements in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private

Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those discussed in the subsection entitled “Risk Factors” under Part I, Item 1A, of the Company’s Annual Report on 10-K, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to consumer tastes and preferences, as well as fashion trends; our ability to successfully launch new brands within the time frames we have previously disclosed; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements; increased competition in the marketplace; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact:
Sean McHugh
Vice President & Treasurer
Carter’s, Inc.
(678) 791-7615
sean.mchugh@carters.com
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